                      PHYSICIANS CLINICAL LABORATORY, INC.

                          SENIOR SECURED NOTES DUE 2004

                                -----------------

                                    INDENTURE

                         Dated as of September 30, 1997

                                -----------------


                        FIRST TRUST NATIONAL ASSOCIATION

                                     Trustee
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                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                             Indenture Section

310 (a)(1)                                                       8.10
    (a)(2)                                                       8.10
    (a)(3)                                                       N.A.
    (a)(4)                                                       N.A.
    (a)(5)                                                       8.10
    (b)                                                          8.10
    (c)                                                          N.A.
311 (a)                                                          8.11
    (b)                                                          8.11
    (c)                                                          N.A.
312 (a)                                                          2.5
    (b)                                                          N.A.
    (c)                                                          N.A.
313 (a)                                                          8.6
    (b)                                                          8.6
    (c)                                                          8.6
    (d)                                                          8.6
314 (a)                                                          N.A.
    (b)                                                          N.A.
    (c)(1)                                                       N.A.
    (c)(2)                                                       N.A.
    (c)(3)                                                       N.A.
    (d)                                                          N.A.
    (e)                                                          N.A.
    (f)                                                          N.A.
315 (a)                                                          N.A.
    (b)                                                          8.5
    (c)                                                          N.A.
    (d)                                                          N.A.
    (e)                                                          N.A.
316 (a)(last sentence)                                           N.A.
    (a)(1)(A)                                                    N.A.
    (a)(1)(B)                                                    N.A.
    (a)(2)                                                       N.A.
    (b)                                                          N.A.
    (c)                                                          2.13
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317 (a)(1)                                                       N.A.
    (a)(2)                                                       N.A.
    (b)                                                          N.A.
318 (a)                                                          N.A.
    (b)                                                          N.A.
    (c)                                                          N.A.
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.


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                                TABLE OF CONTENTS

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ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE....................... 1
        Section 1.1.  Definitions............................................ 1
        Section 1.2.  Other Definitions..................................... 19
        Section 1.3.  Incorporation by Reference of Trust
                      Indenture Act......................................... 19
        Section 1.4.  Rules of Construction................................. 20

ARTICLE 2.  THE NOTES....................................................... 20
        Section 2.1.  Form and Dating....................................... 20
        Section 2.2.  Execution and Authentication.......................... 21
        Section 2.3.  Registrar and Paying Agent............................ 21
        Section 2.4.  Paying Agent to Hold Money in Trust................... 22
        Section 2.5.  Lists of Holders of the Notes......................... 22
        Section 2.6.  Transfer and Exchange................................. 23
        Section 2.7.  Replacement Notes..................................... 24
        Section 2.8.  Outstanding Notes..................................... 24
        Section 2.9.  Treasury Notes........................................ 25
        Section 2.10. Temporary Notes....................................... 25
        Section 2.11. Cancellation.......................................... 25
        Section 2.12. Defaulted Interest.................................... 26
        Section 2.13. Record Date........................................... 26
        Section 2.14. CUSIP Numbers......................................... 26
        Section 2.15. Computation of Interest............................... 26

ARTICLE 3.  REDEMPTION AND OFFERS TO PURCHASE............................... 27
        Section 3.1.  Notices to Trustee.................................... 27
        Section 3.2.  Selection of Notes to Be Purchased or
                      Redeemed.............................................. 27
        Section 3.3.  Notice of Redemption.................................. 28
        Section 3.4.  Effect of Notice of Redemption........................ 29
        Section 3.5.  Deposit of Redemption or Purchase Price............... 29
        Section 3.6.  Notes Redeemed or Purchased in Part................... 30
        Section 3.7.  Optional Redemption................................... 30
        Section 3.8.  Mandatory Redemption.................................. 30
        Section 3.9.  Sale Offers........................................... 30

ARTICLE 4.  COVENANTS....................................................... 33
        Section 4.1.  Payment of Notes...................................... 33


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                                                                            Page
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        Section 4.2.  Maintenance of Office or Agency....................... 34
        Section 4.3.  Reports............................................... 34
        Section 4.4.  Compliance Certificate................................ 35
        Section 4.5.  Taxes and Other Claims................................ 36
        Section 4.6.  Stay, Extension and Usury Laws; Refund
                      of Excess............................................. 36
        Section 4.7.  Limitations on Distributions and
                      Investments........................................... 37
        Section 4.8.  Dividend and Other Payment Restrictions
                      Affecting Subsidiaries................................ 37
        Section 4.9.  Line of Business...................................... 38
        Section 4.10. Asset Sales........................................... 38
        Section 4.11. Transactions with Affiliates.......................... 40
        Section 4.12. Liens................................................. 40
        Section 4.13. Sale and Lease Back Transactions...................... 41
        Section 4.14. Incurrence of Indebtedness............................ 41
        Section 4.15. Offer to Purchase Upon Change of
                      Control............................................... 43
        Section 4.16. Corporate Existence................................... 45
        Section 4.17. Capital Expenditures.................................. 45
        Section 4.18. Interest Coverage Ratio............................... 46
        Section 4.19. Consolidated Indebtedness to
                      Consolidated EBITDA................................... 46
        Section 4.20. Maintenance of Adjusted Consolidated Net
                      Worth................................................. 47
        Section 4.21. Maintenance of Consolidated EBITDA.................... 47
        Section 4.22. Amendments or Waivers of Certain Related
                      Agreements............................................ 47
        Section 4.23. Maintenance of Properties............................. 48
        Section 4.24. Maintenance of Insurance.............................. 48
        Section 4.25. Restriction on Subsidiaries........................... 48
        Section 4.26. Redemption upon Public Offering of
                      Capital Stock......................................... 48
        Section 4.27. Issuance of Preferred Stock........................... 49

ARTICLE 5.  SECURITY........................................................ 49
        Section 5.1.  Security.............................................. 49
        Section 5.2.  Recording, etc........................................ 49
        Section 5.3.  Suits to Protect the Collateral....................... 50

ARTICLE 6.  SUCCESSORS...................................................... 50


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                                                                            Page
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        Section 6.1.  Merger, Consolidation, or Sale of
                      Assets................................................ 50
        Section 6.2.  Successor Corporation Substituted..................... 51

ARTICLE 7.  DEFAULTS AND REMEDIES........................................... 51
        Section 7.1.  Events of Default..................................... 51
        Section 7.2.  Acceleration and Payment of Premium................... 54
        Section 7.3.  Other Remedies........................................ 55
        Section 7.4.  Waiver of Past Defaults............................... 55
        Section 7.5.  Control by Majority................................... 55
        Section 7.6.  Limitation on Suits................................... 56
        Section 7.7.  Rights of Holders of Notes to Receive
                      Payment............................................... 56
        Section 7.8.  Collection Suit by Trustee............................ 56
        Section 7.9.  Trustee May File Proofs of Claim...................... 57
        Section 7.10. Priorities............................................ 57
        Section 7.11. Undertaking for Costs................................. 58

ARTICLE 8.  TRUSTEE......................................................... 58
        Section 8.1.  Duties of Trustee..................................... 58
        Section 8.2.  Rights of Trustee..................................... 60
        Section 8.3.  Individual Rights of Trustee.......................... 60
        Section 8.4.  Trustee's Disclaimer.................................. 61
        Section 8.5.  Notice of Defaults.................................... 61
        Section 8.6.  Reports by Trustee to Holders of the
                      Notes................................................. 61
        Section 8.7.  Compensation and Indemnity............................ 61
        Section 8.8.  Replacement of Trustee................................ 62
        Section 8.9.  Successor Trustee by Merger, etc...................... 64
        Section 8.10. Eligibility; Disqualification......................... 64
        Section 8.11. Preferential Collection of Claims
                      Against Company....................................... 64

ARTICLE 9.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................ 64
        Section 9.1.  Option to Effect Legal Defeasance or
                      Covenant Defeasance................................... 64
        Section 9.2.  Legal Defeasance and Discharge........................ 65
        Section 9.3.  Covenant Defeasance................................... 65
        Section 9.4.  Conditions to Legal or Covenant
                      Defeasance............................................ 66


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                                                                            Page
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        Section 9.5.  Deposited Money and Government
                      Securities to be Held in Trust; Other
                      Miscellaneous Provisions.............................. 68
        Section 9.6.  Repayment to Company.................................. 69
        Section 9.7.  Reinstatement......................................... 69

ARTICLE 10.  AMENDMENT, SUPPLEMENT AND WAIVER............................... 70
        Section 10.1. Without Consent of Holders of Notes................... 70
        Section 10.2. With Consent of Holders of Notes...................... 70
        Section 10.3. Compliance with Trust Indenture Act................... 72
        Section 10.4. Revocation and Effect of Consents..................... 72
        Section 10.5. Notation on or Exchange of Notes...................... 73
        Section 10.6. Trustee to Sign Amendments, etc....................... 73

ARTICLE 11.  MISCELLANEOUS.................................................. 74
        Section 11.1. Trust Indenture Act Controls.......................... 74
        Section 11.2. Notices............................................... 74
        Section 11.3. Communication by Holders of Notes with
                      Other Holders of Notes................................ 75
        Section 11.4. Certificate and Opinion as to Conditions
                      Precedent............................................. 75
        Section 11.5. Statements Required in Certificate or
                      Opinion............................................... 75
        Section 11.6. Rules by Trustee and Agents........................... 76
        Section 11.7. No Personal Liability of Directors,
                      Officers, Employees and Stockholders.................. 76
        Section 11.8. Governing Law......................................... 76
        Section 11.9. No Adverse Interpretation of Other
                      Agreements............................................ 76
        Section 11.10.Successors............................................ 77
        Section 11.11.Severability.......................................... 77
        Section 11.12.Counterpart Originals................................. 77
        Section 11.13.Table of Contents, Headings, etc...................... 77
        Section 11.14.Trustee To Include Paying Agent....................... 77

SCHEDULE I   - Liens
SCHEDULE II  - Initial Holders

EXHIBIT A    - Form of Note
EXHIBIT B    - Form of Assignment
EXHIBIT C    - Form of Option of Holder to Purchase


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                                                                            Page
                                                                            ----

EXHIBIT D    - Form of Trustee Authentication
EXHIBIT E    - Form of Pledge Agreement
EXHIBIT F    - Form of Receivables Subsidiary Agreement
EXHIBIT G    - Form of Security Agreement


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            This INDENTURE is dated as of September 30, 1997 among Physicians
Clinical Laboratory, Inc., a Delaware corporation, as Issuer ("PCL"), and First Trust National Association, as trustee
(the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Secured Notes due 2004:


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.      Definitions.

            "Accreted Amount" means, as of any date of determination, the excess principal amount of a Note over the original principal amount of such Note which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 12% per annum of the original principal amount of the Notes, semi-annually on each March 31 and September 30, using a 360-day year composed of twelve 30-day months from the date of issuance of the Notes through the date of determination.

            "Adjusted Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, plus (iii) the principal amount of the Notes, minus (iv) the sum of the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at


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surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a Consolidated Subsidiary of such Person, all of the foregoing determined in accordance with GAAP.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Sale" means (i) the sale, lease (that has the effect of a disposition and is not for security purposes), conveyance or other disposition (that is not for security purposes) of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions described above under Article 6 hereof and not by the provisions of the Asset Sale covenant), and (ii) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries, in the case of either clause (i) or (ii) whether in a single transaction or a series of

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related transactions for net proceeds in excess of $2.5 million. Notwithstanding the foregoing, the following shall not constitute Asset Sales: (i) a transfer of assets by the Company to a Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, (ii) an issuance of Equity Interests by a Subsidiary to the Company or to a Subsidiary of the Company and (iii) sales or other dispositions of obsolete equipment.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Expenditures" means, with respect to any Person, for any period, the aggregate of all expenditures of such Person (whether paid in cash or accrued as liabilities and including Capitalized Lease Obligations) during that period that, in conformity with GAAP, are made in connection with the purchase, construction or improvement of items properly categorized in the balance sheet of such Person as property, plant or equipment; provided, however, that "Capital Expenditures" shall not include any Capital Expenditures that are made out of proceeds of casualty insurance covering any property, plant and equipment.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

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            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited), (iii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than pursuant to an approved profit sharing plan of the Company or standard percentage of profit rental payments pursuant to a lease entered into in the ordinary course of business).

            "Change of Control" means the occurrence of any of the following events: (i) except for any transaction not constituting a Change of Control pursuant to clause (iii) below, any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or for security purposes), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any of Oaktree Capital Management, LLC ("Oaktree"), The Copernicus Fund, L.P. ("Copernicus"), The Galileo Fund, L.P. ("Galileo"), Belmont Fund, L.P. ("Belmont I") or Belmont Capital Partners II, L.P. ("Belmont II" and, collectively with Belmont I, "Belmont"), or any Affiliate of Oaktree, Copernicus, Galileo or Belmont or any successor to any of Oaktree, Copernicus, Galileo or Belmont by merger, sale or transfer of assets or similar transaction or a group of which any of Oaktree, Copernicus, Galileo, or Belmont or any such Affiliate or successor is a member, (ii) the adoption by the Company of a plan for the liquidation or dissolution of the Company, (iii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act) other than any of Oaktree, Copernicus, Galileo, or Belmont or any Affiliate of Oaktree, Copernicus, Galileo or Belmont or any successor to any of Oaktree, Copernicus, Galileo or Belmont by merger, sale or transfer of assets or similar transaction, or a group of which any of Oaktree, Copernicus, Galileo, Belmont or any such Affiliate or successor is a member in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the Voting Stock of the Company; provided, however, that a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or other employee benefit plan of the Company or a Subsidiary, any person holding Voting Stock for or pursuant to the terms of any such employment benefit plan, or any of Nu-Tech Bio-Med, Inc. ("Nu-Tech"), Oaktree, Copernicus, Galileo or Belmont or any Affiliate of Nu-Tech, Oaktree, Copernicus, Galileo or Belmont or any successor to any of Nu-Tech, Oaktree, Copernicus, Galileo or Belmont by merger, sale or transfer of assets or similar transaction, becoming the beneficial owner, directly or indirectly, of Voting Stock of the Company, whether in excess of 50% or otherwise; and provided further that a Change in Control shall not be deemed to have occurred by virtue of any Person becoming the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (i) by reason of the distribution of Voting Stock by Nu-Tech pro rata to its stockholders, or (ii) if the transaction or series of transactions pursuant to which such Person becomes the direct or indirect beneficial owner of more than 50% of such Voting Stock involved the acquisition of Voting Stock by such Person from any of Oaktree, Copernicus, Galileo or Belmont or any

Affiliate of or any successor to any of Oaktree, Copernicus, Galileo or Belmont by merger, sale or transfer of assets or similar transaction or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company, and has acquired such Voting Stock, will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

            "Collateral" means, collectively, all of the real, personal and mixed property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Indenture Obligations.

            "Collateral Documents" means the Security Agreement and the Pledge Agreement.

            "Commission" means the Securities and Exchange Commission.

            "Company" means PCL until a successor replaces it pursuant to
Article 6 of this Indenture and thereafter means the successor.

            "Consolidated EBITDA" for any Person means for any period for which it is to be determined the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) Consolidated Tax Expense of such Person paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense of such Person for such period, and (C) depreciation, depletion and amortization expenses (including, without limitation, amortization of capitalized debt issuance costs) and other non-cash expenses (other than any non-cash expense which requires the accrual of or a reserve for cash charges for any future period) of such Person and its Subsidiaries for such period, less the amount of consolidated non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis in conformity with GAAP consistent with those applied in the preparation of the audited financial statements of the Company and its Consolidated Subsidiaries.

            "Consolidated Indebtedness" shall mean Indebtedness of the Company.

            "Consolidated Interest Expense" shall mean, for any Person for any period, the aggregate interest expense of such Person and its Consolidated Subsidiaries for such period (calculated in accordance with GAAP on a consolidated basis) payable during such period in respect of all Indebtedness of such Person and its Consolidated Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest factor for such period).

            "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period on a consolidated basis, as determined in accordance with GAAP consistently applied, provided that the net income of any other Person (other than a Subsidiary) in which such Person or any Subsidiary of such Person has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the lesser of (a) such net income that has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distributions or (b) the net income of such Person (which in no event shall be less than zero), provided further that there shall be excluded
(i) (x) the net income (but not loss) of any Subsidiary (other than the Receivables Subsidiary) of such Person that is subject to any restriction or encumbrance on the ability of such Subsidiary to make the payment of dividends or other distributions to such Person to the extent of such encumbrance or restriction and (y) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it became a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person; (ii) the cumulative effect of a change in GAAP during such period; (iii) any gain arising from the acquisition of any securities, or the extinguishment, retirement or repurchase, as determined in accordance with GAAP, of any Indebtedness of such Person; (v) any net after-tax income (or loss) from discontinued operations and any net after-tax gains (or losses) on disposal of discontinued operations; (vi) any net after-tax gains or losses attributable to an asset disposition other than in the ordinary course of business (as determined in good faith by the Board of Directors); and (vii) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets (other than any calculation made under Article 6 hereof), any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

            "Consolidated Subsidiary" of any specific Person means any Subsidiary, a majority of whose Capital Stock (other than the minimum required number of directors' qualifying shares) are owned by such Person and/or by another Consolidated Subsidiary of such Person, and the accounts of which are, or under GAAP are required to be, consolidated with the accounts of such Person.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof, (ii) was nominated for election or elected to the Board of Directors in accordance with the Stockholders Agreement, or (iii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

            "Consolidated Tax Expense" means, with respect to any Person for any period, the aggregate of the federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP, other than taxes (whether liabilities or benefits) attributed to extraordinary, unusual or nonrecurring gains or losses, or taxes attributable to Asset Sales.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such Capital Stock is exchangeable only at the option of such Person and only subject to the terms of any debt instrument to which such Person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

            "Documents" means, collectively, this Indenture, the Notes and the Collateral Documents.

            "Dollars" and "$" mean lawful money of the United States of America.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company in existence on the date hereof, until such amounts are repaid.

            "Financing Statements" means Form UCC-1 financing statements to be filed in all jurisdictions necessary or desirable in order to perfect the Trustee's security interest in the Collateral.

            "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Documents, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances permitted pursuant to this Indenture) and (ii) such Lien is the only Lien (other than Permitted Encumbrances permitted pursuant to this Indenture) to which such Collateral is subject.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and
(ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the applicable Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case, the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

            "Holder" means a Person in whose name a Note is registered.

            "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person, but only to the extent of the fair market value of such asset if such fair market value is less than the amount of such Indebtedness and such Indebtedness has not been assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case, if held by any Person other than the Company or a Subsidiary and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Indenture Obligations" means all obligations of every nature of the Company (and any other obligor under this Indenture, the Notes, the Collateral Documents or the other Documents) to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the other Documents, all fees, expenses and other charges, and the performance of all other obligations of the Company (and any such obligor) to the Trustee and the Holders under this Indenture, the Notes and the other Documents, according to the terms hereof and thereof, including without limitation all Liquidated Damages (as defined in the Registration Rights Agreement).

            "Initial Holders" means the Persons identified on Schedule II.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of fees, commissions, expenses and other direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses and severance or shut down costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserves in accordance with GAAP against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Notes" means the Senior Secured Notes due 2004, as amended or supplemented from time to time pursuant to the terms hereof, that are issued under this Indenture, including any Notes issued pursuant to Section 4.1.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section 11.5 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "Permitted Business" means the provision of clinical laboratory and medical diagnostic services and any activity reasonably related thereto.

            "Permitted Encumbrances" means (i) Liens for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP and enforcement thereof is stayed; (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other like Liens not voluntarily granted and arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, and enforcement thereof is stayed; (iii) Liens incurred or deposits made in the ordinary course of business, including without limitation surety bonds and appeal bonds, in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases (other than Capitalized Lease Obligations), governmental contracts, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts (other than, in any such case, for the repayment of Indebtedness);
(iv) easements (including without limitation reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances (whether or not recorded) and other Liens incurred in the ordinary course of business, which do not secure Indebtedness or the deferred purchase price of any asset and which do not interfere materially with the ordinary conduct of the business of the Company or its Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or its Subsidiaries; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction; (vi) Liens on the accounts receivable assigned by the Company to the Receivables Subsidiary securing the Working Capital Facility; (vii) Liens permitted by the Plan and set forth on
Schedule I; (viii) Liens on property or assets of any Subsidiary at the time such Subsidiary became a Subsidiary of the Company; provided, however, that (a) if any such Lien shall have been incurred in anticipation of such transaction, such property or assets subject to such Lien shall have a fair market value (as determined in good faith by the Board of Directors) at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company in connection with the acquisition of such Subsidiary and (2) the fair market value (as so determined) of all property and assets of such Subsidiary, (b) any such Lien shall not extend to any other property and assets owned by the Company or any Subsidiary and (c) when aggregated with Indebtedness secured by Liens permitted by the following clause
(ix) and Indebtedness secured by Liens permitted by Section 4.12(b), the Indebtedness secured by such Liens does not exceed $2,000,000; (x) Liens on property or assets at the time the Company or any Subsidiary acquired such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or such Subsidiary; provided, however, that (a) if any such Lien shall have been incurred in anticipation of such transaction, such property or assets subject to such Lien shall have a fair market value (as determined in good faith by the Board of Directors) at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Subsidiary in connection with the acquisition thereof and any other property and assets acquired simultaneously therewith and (2) the fair market value (as so determined) of all such property and assets acquired by the Company or such Subsidiary in such transactions, (b) any such Lien shall not extend to any other property or assets owned by the Company or any Subsidiary and (c) when aggregated with Indebtedness secured by Liens permitted by the preceding clause (viii) and Indebtedness secured by Liens permitted by Section 4.12(b) the Indebtedness secured by such Liens does not exceed $2,000,000; (xi) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings) in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (vi), (vii), (viii) and (ix); provided, however, that any such Lien will be limited to all or part of the same property or assets that secure the original Lien (plus improvements on such property or assets) in the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (a) the outstanding principal amount, or, if greater, the committed amount of the Indebtedness described under clauses (vi), (vii), (viii) or (ix), at the time such original Lien became a Permitted Lien under the Indenture and (b) an amount necessary to pay any premium, fees and other expenses incurred by the Company in or a Subsidiary connection with such refinancing, refunding, extension, renewal or replacement;
(xii) Liens arising from an order or judgment against the Company or its Subsidiaries that are discharged within ninety (90) days or which do not give rise to an Event of Default; (xiii) Liens on property or assets of the Company or any Subsidiary securing Indebtedness (1) under Purchase Money Obligation or
(2) Capital Lease Obligations permitted under this Indenture; and (xiv) Liens existing as of the date of this Indenture, provided that the aggregate Indebtedness secured by such Liens is not in excess of $375,000.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (including principal, interest, fees, expenses and costs thereof) other Indebtedness or the cost of such Permitted Refinancing Indebtedness of the Company; provided that, except with respect to Indebtedness incurred to repay, repurchase, redeem or defease all the
Notes: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of accrued interest, fees, expenses, premiums and other amounts payable in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Plan" means the Second Amended Plan of Reorganization of Physicians Clinical Laboratory, Inc. and Its Affiliated Debtors, confirmed by the United States Bankruptcy Court for the Central District of California on April 18, 1997.

            "Pledge Agreement" means the agreement of even date herewith in the form of Exhibit E executed by the Company pledging the stock of the Receivables Subsidiary as partial security for its obligations under the Notes and this Indenture, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Purchase Money Obligation" means any Indebtedness of the Company incurred to finance the purchase or construction of any equipment or assets by the Company, to the extent (i) the purchase cost or cost of construction for such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP and (ii) such Purchase Money

Obligation is incurred within 90 days of such purchase or construction.

            "Receivables Subsidiary Security Agreement" means the agreement of even date herewith in the form of Exhibit F executed by the Receivables Subsidiary granting Liens on certain of the Collateral as partial security for the Company's obligations under the Notes and this Indenture, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Receivables Subsidiary" means Bio-Cypher Funding Corp., a Delaware corporation and a wholly owned subsidiary of the Company.

            "Registration Rights Agreement" means the Registration Rights Agreement entered into by the Company and the Initial Holders as of even date herewith.

            "Responsible Officer" means (i) when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and (ii) when used with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means, as applied to any Person, (a) any direct or indirect advance, loan or other extension of credit to, or guarantee of any Indebtedness of, any other Person and (b) any direct or indirect capital contribution to, purchase or other acquisition of any Equity Interests in any other Person; provided, however, that "Restricted Investments" shall not include
(i) any instruments evidencing any direct obligations of the United States of America or any agency thereof or any obligation guaranteed by the United States of America or any agency thereof, in each case, maturing not more than 180 days of the date of the acquisition of such instrument; (ii) certificates of deposit and other time deposits of, and other bank accounts with, and banker's acceptances created by, any bank or trust company that is organized under the laws of the

United States of America or any state thereof having surplus and undivided profits of at least $500 million and whose short-term debt is rated at least A-1 by S&P or at least A by Moody's in the case of certificates of deposits and other time deposits maturing not more than one year after the acquisition of such deposit; (iii) investments in commercial paper rated at least A-1 by S&P or at least P-1 by Moody's and maturing not more than 90 days from the date of acquisition thereof; (iv) up to $10 million, in the aggregate, of time deposits of, and other bank accounts with, any bank or trust company organized under the laws of the United States of America; (v) loans and advances to officers, directors and employees of such Person for business-related travel expenses, living expenses and other similar expenses, in each case incurred in the ordinary course of business and in a maximum amount up to $250,000 at any time outstanding; (vi) the extension of trade credit in the ordinary course of business; (vii) any investment of the type described in clause (a) or (b) by the Company or any Subsidiary: (A) in any Person if as a result of such investment such Person in one transaction or a series of related transactions becomes a Subsidiary; (B) in securities or other assets not of the kind described in clauses (i), (ii) or (iii) above and received in connection with an Asset Sale and made pursuant to Section 4.10 or any other disposition of assets not constituting and Asset Sale; (C) existing on the date hereof; (D) by a Subsidiary in the Company or another Subsidiary; and (E) acquired by the Company or any Subsidiary (1) in exchange for any other investment or accounts receivable held by the Company or any Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment of accounts receivable or (2) as a result of a foreclosure by the Company or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default and (viii) capital contributions of accounts receivable of the Receivables Subsidiary pursuant to the Working Capital Facility.

            "Restricted Payment" means, as applied to any Person, (i) any direct or indirect dividend (other than dividends payable solely in Capital Stock of such Person) or other distribution of assets, properties, cash, rights (other than rights to acquire Capital Stock of such Person), obligations, partnership interests or securities paid, made, declared or authorized by such Person on or in respect of any class of any Equity Interests of such Person, (ii) any direct or indirect payment by or on behalf of such Person in connection with the redemption, purchase, sinking fund, retirement, defeasance or other acquisition of any Equity Interests of such Person or (iii) any payment prior to any scheduled maturity of principal of, premium on, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness that is subordinated by its terms in right of payment to the Notes if at the time thereof: (1) an Event of Default, or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, shall have occurred or be continuing, or (2) upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 4.14.

            "Sale Offer" means a Public Equity Offer or Asset Sale Offer, as appropriate.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreement" means the agreement of even date herewith in the form of Exhibit G executed by the Company granting Liens on certain of the Collateral as partial security for its obligations under the Notes and this Indenture, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

            "Settlement Agreements" means (a) the Settlement Agreement and Corporate Integrity Agreement, by and between the Company, the United States, acting through its Department of Justice and the Office of Inspector General of the United States Department of Health and Human Services, the Office of the Civilian Health and Medical Program for the Uniformed Services of the United States Department of Defense and Taylor McKeeman and (b) the Settlement Agreement, by and between the Company, the State of California, acting through its Department of Justice, Office of the Attorney General, Bureau of Medi-Cal Fraud, the California Department of Health Services and Taylor McKeeman.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Indenture Obligations and the Documents.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended, in effect on the date of this Indenture, until such time as this Indenture is qualified under the Trust Indenture Act of 1939, and thereafter as in effect on the date this Indenture is qualified under the Trust Indenture Act of 1939; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, the "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means any successor trustee serving hereunder.

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any

Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person.

            "Working Capital Facility" means that certain Healthcare Receivables and Transfer Agreement, dated as of September 30, 1997 by and among the Company and the Receivables Subsidiary and that certain Loan and Security Agreement, dated as of September 30, 1997 by and between the Receivables Subsidiary and Daiwa Healthco-2, LLC, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, increasing the commitments under, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

Section 1.2.      Other Definitions.

                                                                   Defined in
                  Term                                               Section

      "Affiliate Transaction"                                            4.11
      "Asset Sale Offer"                                                 4.10

      "Change of Control Offer"                                          4.15
      "Change of Control Payment"                                        4.15
      "Change of Control Payment Date"                                   4.15
      "Covenant Defeasance"                                               9.3
      "Commencement Date"                                                4.10
      "Equity Net Proceeds"                                              4.26
      "Event of Default"                                                  7.1
      "Excess Proceeds"                                                  4.10
      "incur"                                                            4.14
      "Legal Defeasance"                                                  9.2
      "Moody's"                                                           1.1
      "Offer Amount"                                                      3.9
      "Offer Period"                                                      3.9
      "Paying Agent"                                                      2.3
      "Payment Default"                                                   7.1
      "Public Equity Offer"                                              4.26
      "Purchase Date"                                                     3.9
      "Registrar"                                                         2.3
      "S&P"                                                               1.1


Section 1.3.      Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder of a Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Notes means the Company and any successor obligor upon the Notes, as the case may be.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the Commission under the TIA have the meanings so assigned to them.

Section 1.4.      Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2.
                                    THE NOTES

Section 2.1.      Form and Dating.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit D hereto, the terms of which are incorporated in and made a part of this Indenture; provided, however, that upon the change of the Company's name to Bio-Cypher Laboratories Ltd., the Company shall issue, and the Trustee shall authenticate, Notes to the Holders in such new name in replacement of the Notes issued in the name of Physicians Clinical Laboratory, Inc. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication. Other than Notes issued pursuant to Section 4.1, the Notes shall be issuable in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

Section 2.2.      Execution and Authentication.

            One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

            A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $55,000,000 upon a written order of the Company signed by two Officers. In addition, the Trustee shall authenticate Notes, as appropriate, representing the Accreted Amount upon a written order of the Company signed by two Officers, as set forth in Section 4.1 hereof and in the Notes.

            The aggregate principal amount (excluding any premium) of Notes outstanding at any time may not exceed $55,000,000 plus the aggregate Accreted Amount accrued with respect to the Notes, except as provided in Section 2.7.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.      Registrar and Paying Agent.

            The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent") within the City of and the State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that, at the request of any Holder holding in excess of $1,000,000 of Notes, payments shall be made by federal funds wire pursuant to wire instructions provided by such Holder. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA to the extent that the TIA becomes applicable to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 8.7 hereof.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.4.      Paying Agent to Hold Money in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5.      Lists of Holders of the Notes.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount at maturity of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.      Transfer and Exchange.

            Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met, including, if required by the Company, an opinion of counsel to the Holder requesting transfer that an exemption from registration under the Securities Act is available for such transfer; provided that no such opinion shall be required if such transfer or exchange is pursuant to an effective registration statement under the Securities Act. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges or transfer pursuant to Section 2.10, 3.6 or 10.5 or Sections 5 or 13 of the Notes).

            Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption or purchase under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

            No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6 or 10.5 hereof, which shall be paid by the Company).

            Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.7.      Replacement Notes.

            If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. In every case the applicant for a replacement Note shall furnish to the Company and to the Trustee and any Agent of the Company or the Trustee, an indemnity or an indemnity bond, as may be required in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the applicant for their expenses in replacing a Note.

            Every replacement Note is an additional Obligation of the Company and shall be entitled to all of the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and ratably with all other Notes duly issued hereunder.

Section 2.8.      Outstanding Notes.

            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. If a
Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount at maturity of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section
2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9.      Treasury Notes.

            In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or a Subsidiary of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10.     Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11.     Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company.

Section 2.12.     Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in
Section 4.1 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders, at their addresses as they appear on the register of Notes maintained by the Registrar, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.     Record Date.

            The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

Section 2.14.     CUSIP Numbers.

            Within five (5) days after the date of this Indenture, the Company in issuing all Notes shall obtain "CUSIP" numbers and the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15.     Computation of Interest.

            Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                   ARTICLE 3.
                        REDEMPTION AND OFFERS TO PURCHASE

Section 3.1.      Notices to Trustee.

            If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

            If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 3.9 or 4.15 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount at maturity of the Notes to be purchased, (v) the purchase date, and (vi) further setting forth, as applicable, a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million and the amount of such Excess Proceeds, (b) a Change of Control has occurred or (c) the Company has consummated a Public Offering of its Capital Stock.

Section 3.2.      Selection of Notes to Be Purchased or Redeemed.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the applicable Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount at maturity thereof to be purchased or redeemed. Except as otherwise provided in Section 3.7 hereof, Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.      Notice of Redemption.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption to Holders whose Notes are to be redeemed at their last addresses as they shall appear upon the registry books. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

            The notice shall identify the Notes to be redeemed and shall state:

            (a)   the redemption date;

            (b) the redemption price (including accrued interest to the redemption date);

            (c) the principal amount at maturity of Notes to be redeemed;

            (d) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (e)   the name and address of the Paying Agent;

            (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.      Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

Section 3.5.      Deposit of Redemption or Purchase Price.

            On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.9 or 4.15, the Company shall deposit with the Trustee or with the Paying Agent in immediately available funds money sufficient to pay the redemption or purchase price of and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of (including any applicable premium), and accrued interest on, all Notes to be redeemed or purchased.

            If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent immediately available funds sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to an Asset Sale Offer or Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.1 hereof.

Section 3.6.      Notes Redeemed or Purchased in Part.

            Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.7.      Optional Redemption.

            The Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof at maturity plus accrued and unpaid interest thereon to the applicable redemption date; provided that the Notes shall be redeemed pursuant to the terms of this
Section 3.7 only in integral multiples of $1,000,000, unless the Notes to be redeemed from any Holder pursuant to this Section 3.7 constitute all of the Notes held by such Holder, in which case amounts redeemed hereunder need not be in integral multiples of $1,000,000.

Section 3.8.      Mandatory Redemption.

            Except as set forth below under Sections 3.9, 4.10, 4.15 and 4.26 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.9.      Sale Offers.

            In the event that the Company shall be required to commence a Sale Offer pursuant to Section 4.10 or Section 4.26 hereof, respectively, it shall follow the procedures specified below:

            The Sale Offer shall remain open for 20 Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount at maturity (the "Offer Amount") of Notes required to be purchased in such Sale Offer pursuant to Sections 3.2 and Section 4.10 or Section 4.26 hereof, as applicable, or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Sale Offer.

            If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Sale Offer.

            On the Commencement Date of any Sale Offer, the Company shall send or cause to be sent, by first class mail, postage prepaid, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

            (1)   that the Asset Sale Offer is being made pursuant to this
                  Section 3.9 and Section 4.10 or Section 4.26 hereof, as appropriate, and the length of time the Sale Offer shall remain open;

            (2) the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Sale Offer shall cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to any Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business at least one Business Day preceding the Purchase Date;

            (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

            (7) that, if the aggregate principal amount at maturity of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

            On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount at maturity of Notes equal to the Offer Amount, together with accrued interest thereon, if any, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, pursuant to Section 3.2 hereof, an aggregate principal amount at maturity equal to the Offer Amount of Notes tendered pursuant to the Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered,
(ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Purchase Price with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount at maturity to any unpurchased portion of such Holder's Notes surrendered. Any Note not accepted in the Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Sale Offer on the Purchase Date.

            Other than as specifically provided in this Section 3.9, each purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1, 3.2, 3.5 and 3.6 hereof.


                                   ARTICLE 4.
                                    COVENANTS

Section 4.1.      Payment of Notes.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest payments made in cash pursuant to the terms of the Notes shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid on the Notes. Any interest installment made by the Company in Notes, as permitted prior to September 30, 1999, pursuant to the terms of the existing Notes, shall be deemed paid by delivery to the Trustee of written order of the Company signed by two Officers requesting that the Company deliver Notes (valued at 100% of the principal amount thereof, which shall be rounded upward to the nearest $1.00), in lieu of the interest payment due on such date; and provided further that in the event of such a payment, the Company shall deliver a notice specifying the amount of additional Notes deliverable on such date at least ten
(10) Business Days prior to such date.

            The Company shall pay in cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay in cash interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.      Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3 hereof.

Section 4.3.      Reports.

            Commencing November 15, 1997, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission (unless the Commission will not accept such a filing) and furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The

Company also agrees to make such information available to securities analysts and prospective investors upon request.

            The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 90 days after the end of the Company's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

            The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.3.

Section 4.4.      Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Documents, and further stating, as to such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Documents, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited, or if such event has occurred, a description of the event.

            (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            (c) Within 45 days after the end of each of the first three fiscal quarters of the Company's fiscal year and 90 days after the end of its fiscal year, the Company shall deliver to the Holders and the Trustee (i) a written statement of the principal financial officer of the Company setting forth computations in reasonable detail showing, as at the end of such quarter or fiscal year, the Company's compliance with the covenants set forth in Sections 4.17, 4.18, 4.19, 4.20 and 4.21 of this Indenture, and (ii) a certificate of the president, a vice president or the principal financial officer of the Company, stating that as of the date of such certificate, based upon such examination or investigation and review of this Indenture as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if a Default or Event of Default shall exist or have existed, specifying all such Defaults or Events of Default, and the nature and period of existence thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

Section 4.5.      Taxes and Other Claims.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies or other charges that may be imposed upon the Company or any such Subsidiary or any of their properties or assets or in respect of any of their franchises, business, income or property before any penalty or interest accrues thereon, and (b) all claims (including without limitation claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Permitted Encumbrance) upon any of their respective properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments or governmental charges referred to in clause
(a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

Section 4.6.      Stay, Extension and Usury Laws; Refund of Excess.

            (a) The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, the Notes and the other Documents; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            (b) Notwithstanding the foregoing, it is the intent of the parties in the execution and performance of the Documents and the Notes to contract in strict compliance with the usury laws of all applicable governmental entities from time to time in effect. In furtherance thereof, none of the terms and provisions contained in any Document or the Notes shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the highest lawful rate permitted by the applicable governmental entity and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interests under such laws that are contracted for, reserved, taken, charged or received under the Documents or the Notes. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate (but only for such purpose), the Company shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof, and (c) "spread" the total amount of interest throughout the entire contemplated term of the Notes.

Section 4.7.      Limitations on Distributions and Investments.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or cause or permit any Restricted Payment or Restricted Investment.

Section 4.8.      Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) (A) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the date hereof, (B) the Working Capital Facility as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Working Capital Facility, (C) the Indenture and the Notes, (D) applicable law, (E) any agreement or instrument binding on a Person acquired by the Company or any of its Subsidiaries, or on the property or assets of such Person, as in effect at the time of such acquisition (except to the extent such encumbrance or restriction was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (F) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (iii) on the property so acquired or (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.9.      Line of Business.

            The Company shall not, and shall not permit any Subsidiary to, engage in any business other than a Permitted Business; provided, however, that the Company may permit the Receivables Subsidiary to engage in the business of purchasing receivables from the Company.

Section 4.10.     Asset Sales.

            The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (1) liabilities of the Company or any Subsidiary in excess of $1,000,000 (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

            Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce amounts outstanding under the Working Capital Facility or (b) up to $1.0 million individually or in the aggregate, to an investment in a Permitted Business, or the making of a capital expenditure or the acquisition of other long-term/tangible assets or other assets that would be included as property, plant and equipment on a balance sheet in accordance with GAAP, in each case, utilized in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce amounts outstanding under the Working Capital Facility or otherwise invest such Net Proceeds in any manner that is not prohibited herein. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.9 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds upon completion of such offer to purchase shall cease to be Excess Proceeds and may be used by the Company for general corporate purposes. If the aggregate principal amount at maturity of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

            An Asset Sale Offer shall be made pursuant to the provisions of
Section 3.9 hereof. No later than the date which is ten (10) Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with
Section 3.9 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than ten (10) Business Days after such notice (the "Commencement Date").

            The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

Section 4.11.     Transactions with Affiliates.

            The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, an Officer's Certificate setting forth a resolution of the Board of Directors to the effect that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion issued by an investment banking firm of national standing as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view. Notwithstanding the foregoing, the Company and its Subsidiaries (i) may contribute their accounts receivables to the Receivables Subsidiary as required by the Working Capital Facility; (ii) issue securities, or other payments, awards or grants in cash, securities or otherwise to a director or employee pursuant to employment arrangements, stock option and stock ownership plans approved by the Board of Directors; (iii) make loans or advances permitted under this Indenture to employees in the ordinary course of Business; (iv) pay reasonable fees to directors of the Company and its Subsidiaries; (v) enter into customary indemnification arrangements between the Company or any Subsidiary and their respective directors, officers and other agents pursuant to which the Company or such Subsidiary agrees to indemnify such directors, officers and other agents against losses and expenses incurred by such directors, officers and other agents in connection with their service to the Company or such Subsidiary, as the case may be; and (vi) perform their obligations or enter into any transactions required or contemplated by the Plan or the terms of any agreement to which the Company or a Subsidiary is a party on the date hereof.

Section 4.12.     Liens.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness, except:

            (a)  Permitted Encumbrances; and

            (b) Liens upon equipment acquired after the date of this Indenture by the Company or any of its Subsidiaries, each of which Liens was created solely for the purpose of securing Indebtedness incurred to finance the cost of such equipment; provided that no such Lien shall extend to or cover any equipment of the Company or such Subsidiary other than the equipment so acquired; and provided, further, that the principal amount of Indebtedness secured by such Liens when aggregated with any Indebtedness secured by Liens described in clauses (viii) and (ix) of the definition of Permitted Encumbrances shall at no time exceed $2,000,000.

Notwithstanding the foregoing, the Company shall not permit the Receivables Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than non-consensual Permitted Encumbrances) on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness (including those items described in paragraphs (a) and (b) above) other than Liens relating to the Working Capital Facility.

Section 4.13.     Sale and Lease Back Transactions.

            The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any lender or investor or other Person or to which such lender or investor or other Person is a party providing for the lease by the Company or any Subsidiary of real property or any other asset that has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or other Person or to any person to whom the funds have been or are to be advanced by such lender or investor, which advance is secured by such property, assets or rental obligations of the Company or any Subsidiary.

Section 4.14.     Incurrence of Indebtedness.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness other than:

            (i) the incurrence by the Receivables Subsidiary and the Company of Indebtedness in an amount not to exceed the greater of $10,000,000 or a sum equal to the dollar value of 85% of Eligible Collateral as defined in the Working Capital Facility;

            (ii) the incurrence by the Company of Indebtedness represented by the Notes;

            (iii) the incurrence by the Company of Indebtedness under the Settlement Agreements;

            (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or purchase of equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

            (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (including the cost thereof), Existing Indebtedness or Indebtedness that was permitted hereby to be incurred; provided, however, that no Subsidiary shall incur Permitted Refinancing Indebtedness in respect of Indebtedness of the Company; and

            (vi) the incurrence by the Company of Indebtedness under its Promissory Note in the amount of $400,000 to be issued to Credit Managers Association of California, as the Third-Party Dispersing Agent, in accordance with the Plan;

provided, however that notwithstanding anything to the contrary contained in the foregoing, the Receivables Subsidiary shall not incur any Indebtedness other than the Indebtedness referenced in paragraph (i) above.

            For purposes of determining compliance with this covenant from time to time, (i) in the event that an item of Indebtedness meets the criteria of more than one type of Indebtedness permitted by this covenant, the Company in its sole discretion will for purposes of this covenant, classify such item of Indebtedness as only one such type and will only be required to include the amount of such Indebtedness in such one type; and (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereto determined in accordance with GAAP.

Section 4.15.     Offer to Purchase Upon Change of Control.

            Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

            Within thirty (30) calendar days following any Change of Control, the Company shall mail a notice to each Holder stating:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered will be accepted for payment;

            (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Note not properly tendered will continue to accrue interest;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business at least one Business Day preceding the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and

            (8) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).

            On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

Section 4.16.     Corporate Existence.

            Subject to Section 4.15 and Article 6 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.17.     Capital Expenditures.

            Until such time as the Company shall have timely made two consecutive semi-annual interest payments in cash on the Notes, the Company and its Subsidiaries will not make any Capital Expenditures, except that during the period (taken as one accounting period) (i) commencing on October 1, 1997 and ending on December 31, 1997, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof does not exceed $1.25 million in such period and (ii) commencing on January 1, 1998 and ending on December 31, 1998 and during each fiscal year thereafter, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof does not exceed $5 million in any such period.

            Notwithstanding anything to the contrary contained above, to the extent that Capital Expenditures made during any period set forth above are less than the amount set forth for such period above, 75% of such amount may be carried forward to the immediately succeeding fiscal year and utilized to make Capital Expenditures in excess of the amount permitted above in the following period, provided, that (x) any amount carried forward from the immediately preceding fiscal year, if any, shall not be utilized during a fiscal year to make Capital Expenditures unless and until the relevant amount set forth above for such fiscal year shall have been utilized in full to make Capital Expenditures during such fiscal year and (y) no more than 50% of any amount once carried forward to the next period may be carried forward to periods again thereafter.

Section 4.18.     Interest Coverage Ratio.

            Until such time as the Company shall have made two consecutive semi-annual interest payments in cash on the Notes, the Company will not permit the ratio of its Consolidated EBITDA to its Consolidated Net Interest Expense for any quarterly Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth below opposite such date:


      Fiscal Quarter Ended                                Ratio
      --------------------                                -----

      December 31, 1997                                   0.60

      March 31, 1998                                      1.17

      June 30, 1998                                       1.26

      September 30, 1998                                  1.06

      December 31, 1998                                   0.98

      March 31, 1999                                      1.07

      June 30, 1999                                       1.05

      September 30, 1999                                  1.05


Section 4.19.     Consolidated Indebtedness to Consolidated EBITDA.

            Until such time as the Company shall have made two consecutive semi-annual interest payments in cash on the Notes, the Company will not permit at any time during any quarterly period ending on a date set forth below the ratio of (x) Consolidated Indebtedness (net of the Company's cash on-hand) at such time to (y) Consolidated EBITDA for the quarterly period then last ended prior to such time to be greater than the ratio set forth below opposite such date:

      Fiscal Quarter Ended                                Ratio
      --------------------                                -----

      December 31, 1997                                   63.36

      March 31, 1998                                      33.09

      June 30, 1998                                       29.95

      September 30, 1998                                  35.60

      December 31, 1998                                   38.30

      March 31, 1999                                      36.37

      June 30, 1999                                       37.13

      September 30, 1999                                  37.13



Section 4.20.     Maintenance of Adjusted Consolidated Net Worth.

            [Intentionally omitted]

Section 4.21.     Maintenance of Consolidated EBITDA.

            Until such time as the Company shall have made two consecutive semi-annual interest payments in cash, for each four-fiscal quarter period of the Company ending on the dates set forth below, the Consolidated EBITDA of the Company at the end of such period shall be equal to or greater than the applicable amount set forth across from such fiscal quarter:


      Fiscal Quarter Ended                     Minimum Consolidated EBITDA
      --------------------                     ---------------------------

      December 31, 1997                                $1,143,006

      March 31, 1998                                    2,225,492

      June 30, 1998                                     2,392,900

      September 30, 1998                                2,007,951

      December 31, 1998                                 1,852,765

      March 31, 1999                                    2,021,002

      June 30, 1999                                     1,999,461

      September 30, 1999                                1,999,461


Section 4.22.     Amendments or Waivers of Certain Related
                  Agreements.

            Except with respect to the change of the Company's name to Bio-Cypher Laboratories Ltd., neither the Company nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, any Document without in each case obtaining the prior written consent of Holders of at least a majority in principal amount at maturity of the then outstanding Notes to such amendment or waiver. In addition, so long as 66 2/3% of the principal amount of the then outstanding Notes are held by the Initial Holders, neither the Company nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, Articles I, III, IV or VII of the certificate of incorporation or Sections 3, 6, 7, 8, 10, 11, 12, 13 and 39 of the by-laws of the Company or the documents evidencing the Working Capital Facility without in each case obtaining the prior written consent of Holders of at least a majority in principal amount at maturity of the then outstanding Notes to such amendment or waiver.

Section 4.23.     Maintenance of Properties.

            The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep their properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that the business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company, except to the extent that any expenditure required to comply with this Section 4.23 would otherwise be restricted or prohibited by any other covenant or provision in this Indenture or any other Document. The covenants set forth herein shall be in addition to any and all other covenants of the Company and its Subsidiaries made in the other Documents with respect to their real, personal and other property.

Section 4.24.     Maintenance of Insurance.

            The Company shall, and shall cause each of its Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates. All insurance shall be maintained with insurance carriers having an A.M. Best & Co.
rating of "A-" or better.

Section 4.25.     Restriction on Subsidiaries.

            The Company shall not, directly or indirectly, create or suffer to exist, any Subsidiary of the Company (other than the Receivables Subsidiary), or allow any of its Subsidiaries to have Subsidiaries, unless (i) such newly created or acquired Subsidiary is a Wholly Owned Subsidiary of the Company or one of the Company's Wholly Owned Subsidiaries; (ii) contemporaneously with the formation of a new Subsidiary, the Company or the Subsidiary forming such Subsidiary, pledges the stock of such newly formed Subsidiary to the Trustee for the benefit of the Noteholders and such newly formed Subsidiary executes a guaranty and a security agreement, each in form and substance acceptable to the majority Holders; and (iii) immediately after giving effect to such Subsidiary becoming a Subsidiary of the Company, there is no Default or Event of Default.

Section 4.26.     Redemption upon Public Offering of Capital Stock.

      Not later than the date which is thirty-five (35) Business Days after the date on which the Company consummates any underwritten public offering of the Capital Stock of the Company registered under the Securities Act, the Company shall notify the Trustee of such public equity offering in accordance with
Section 3.9 hereof and commence or cause to be commenced an offer to all Holders of Notes (the "Public Equity Offer") to purchase the maximum principal amount at maturity of Notes that may be purchased out of 35% of the net proceeds received by the Company from such public equity offering of the Company's Capital Stock (the "Equity Net Proceeds"), at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase. To the extent that the aggregate amount of Notes tendered pursuant to a Public Equity Offer is less than the Equity Net Proceeds, any remaining Equity Net Proceeds upon completion of such offer shall cease to be Equity Net Proceeds and may be used by the Company for general corporate purposes. If the aggregate principal amount at maturity of Notes surrendered by the Holders thereof exceeds the amount of Equity Net Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

Section 4.27.     Issuance of Preferred Stock.

            The Company shall not, and shall not permit any Subsidiary to, issue any preferred stock.


                                   ARTICLE 5.
                                    SECURITY

Section 5.1.      Security.

            The performance of the Company shall be secured by the Collateral. The Trustee is hereby directed to enter into the Collateral Documents.

Section 5.2.      Recording, etc.

            The Company will have caused or will cause this Indenture and the Collateral Documents and all amendments or supplements to each of the foregoing to be registered, recorded and filed and/or rerecorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee or the Holders of at least a majority of the principal amount at maturity of the then outstanding Notes in order fully to preserve and protect the Lien and the perfection of the Lien of the Indenture and the Collateral Documents on all parts of the Collateral to effectuate and preserve the security of the Holders without interruption and all rights of the Trustee and the Holders. The Company will provide the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate certifying that all actions reasonably necessary to fully preserve and protect the Lien of the Indenture have been taken.

            The Company and any other obligor shall cause TIA ss. 314(d) relating to the release of Collateral from the Liens under the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by any Officer; provided, however, that to the extent required by TIA ss. 314(d), any such certificate or opinion shall be made by an Independent Person.

Section 5.3.      Suits to Protect the Collateral.

            To the extent permitted thereunder, the Trustee or the Holders of at least a majority in principal amount at maturity of the then outstanding Notes shall have power to institute and to maintain such suits and proceedings as it or they may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or such Holders may deem expedient to preserve or protect the interests of the Trustee and the interests of the Holders in the Collateral and the Collateral Documents or this Indenture, and in the profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee.


                                   ARTICLE 6.
                                   SUCCESSORS

Section 6.1.      Merger, Consolidation, or Sale of Assets.

            The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable periods, no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will have Adjusted Consolidated Net Worth immediately after the transaction equal to or greater than the Adjusted Consolidated Net Worth of the Company immediately preceding the transaction.

Section 6.2.      Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, in the case of any sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of the Company, the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.


                                   ARTICLE 7.
                              DEFAULTS AND REMEDIES

Section 7.1.      Events of Default.

            An "Event of Default" occurs if:

            (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of five (5) Business Days;

            (b) the Company defaults in the payment or deposit of Liquidated Damages when the same become due and payable (or are required to be deposited with the Trustee) in accordance with the provisions of Section 1 of the Registration Rights Agreement and such Default continues for a period of five (5) Business Days;

            (c) the Company defaults in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

            (d) the Company fails to comply with the provisions of Sections 4.7 (with respect to Restricted Payments other than as provided in clause
      (iii) of the definitions of Restricted Payments), 4.10, 4.12 (with respect to consensual Liens), 4.14 (with respect to the incurrence of any Indebtedness in an individual amount or in the aggregate in excess of $100,000), 4.15, 4.25, 4.26, 4.27 or 6.1 hereof, which failure shall be an
      Event of Default without the notice or passage of time;

            (e) the Company fails to comply with any other agreement or covenant in, or provision of, the Notes or this Indenture or any other Document for thirty (30) days after notice from the Trustee or Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes; provided that no notice shall be required to commence such thirty (30) day period in the case of Section 4.12;

            (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay when due the final scheduled principal installment on the stated maturity thereof prior to the expiration of the grace period set forth in the documents governing such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

            (g) at any time after the execution and delivery thereof, (i) any Collateral Documents shall cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Indenture Obligations or any other termination of such Collateral Documents in accordance with the terms hereof or thereof) or shall be declared null and void, or the Trustee shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Trustee or any Holder to take any action within its control, or (iii) any of the Company or any of its Subsidiaries shall contest the validity or enforceability of any Document in writing or deny in writing that it has any further liability under any Collateral Documents to which it is a party;

            (h) the Company or any of its Subsidiaries fails to pay final judgments reasonably determined not to be covered by insurance maintained by or for the benefit of the Company or its Subsidiaries aggregating in excess of $5.0 million if (A) any creditor has commenced an enforcement proceeding with respect to such final judgments or (B) such final judgments are not paid, discharged or stayed within 60 days of their entry;

            (i) the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its
            creditors, or

                  (v) admits in writing its inability generally to pay its debts as the same become due;

            (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a

            Significant Subsidiary of the Company in an involuntary case in which it is the debtor,

                  (ii) appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a Significant Subsidiary of the Company, or

                  (iii) orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a Significant Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.2.      Acceleration and Payment of Premium.

            If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) and (j) of Section 7.1 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes by written notice to the Company (and the Trustee, if given by Holders) may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Working Capital Facility, shall become due and payable upon the first to occur of an acceleration under the Working Capital Facility or five business days after receipt by the Company and the administrative agent under the Working Capital Facility of notice of such acceleration under the Indenture if such Event of Default is continuing at such time. If an Event of Default with respect to the Company specified in clause (i) or (j) of Section 7.1 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Holders of a majority in principal amount at maturity of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 7.3.      Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture or to realize upon any Collateral.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.4.      Waiver of Past Defaults.

            Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.5.      Control by Majority.

            Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Section 7.6.      Limitation on Suits.

            A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes if:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

            (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.7.      Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.8.      Collection Suit by Trustee.

            If an Event of Default specified in Section 7.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee pursuant to Section 8.7 hereof.

Section 7.9.      Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10.     Priorities.

            If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 8.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

            Third: without duplication, to Holders for any other Obligations owing to the Holders under this Indenture or the Notes; and

            Fourth: to the Company or to such other party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.


                                   ARTICLE 8.
                                     TRUSTEE

Section 8.1.      Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b)   Except during the continuance of an Event of
Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section 8.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 8.1.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.2.      Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

            (f) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

Section 8.3.      Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

Section 8.4.      Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 8.5.      Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 7.1(a) or (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 8.6.      Reports by Trustee to Holders of the Notes.

            Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.7.      Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.7), and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 8.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.8.      Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.8.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 8.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder fails to comply with Section 8.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
8.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 hereof shall continue for the benefit of the retiring Trustee.

Section 8.9.      Successor Trustee by Merger, etc.

            If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

Section 8.10.     Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (a) a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition or (b) is a member of a bank holding company with a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).
The Trustee is subject to TIA Section 310(b).

Section 8.11.     Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 9.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.1.      Option to Effect Legal Defeasance or Covenant
                  Defeasance.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate and at any time, elect to have either Section 9.2 or 9.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

Section 9.2.      Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 hereof and the other Sections of this Indenture referred to in (a) and (b) of this Section 9.2, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, or on the redemption date, as the case may be, (b) the

Company's obligations with respect to such Notes under Sections 2.3, 2.6, 2.7,
2.10 and 4.2 hereof, (c) the rights, powers, trust, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 9.3.      Covenant Defeasance.

            Upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from its obligations under the covenants contained in Sections 3.9, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23,
4.24, 4.25, 4.26, 4.27 and 6.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 7.1(a) through 7.1(h) hereof, but, except as specified above, the remainder of this Indenture, such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 hereof of the option applicable to this Section 9.3 hereof, subject to the satisfaction of the conditions set forth in

Section 9.4 hereof, Sections 7.1(a) through 7.1(h) hereof shall not constitute Events of Default.

Section 9.4.      Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 9.2 or 9.3 hereof to the outstanding Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) the Company shall irrevocably have deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article 9 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
      (i) cash in Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Notes, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Securities;

            (b) in the case of an election under Section 9.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 9.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Sections 7.1(i) and 7.1(j) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its

      Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, (A) no Event of Default under Sections 7.1(i) and 7.1(j) hereof shall have occurred and (B) the trust funds are not, as of the date of such opinion, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.5.      Deposited Money and Government Securities to be
                  Held in Trust; Other Miscellaneous Provisions.

    Subject to Section 9.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.6.      Repayment to Company.

            The Trustee shall promptly pay to the Company, after written request therefor, any money held at such time in excess of the amounts required to pay any of the Company's Obligations then owing with respect to the Notes.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the

Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.7.      Reinstatement.

            If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 9.2 or 9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or 9.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 10.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.1.     Without Consent of Holders of Notes.

            Notwithstanding Section 10.2 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

            (a)   to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (c) to provide for the assumption of the Company's obligations under this Indenture to the Holders in the case of a merger or consolidation;

            (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

            (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.2.     With Consent of Holders of Notes.

            Except as provided below in this Section 10.2, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

            Upon the request of the Company accompanied by a Board Resolution, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

            It shall not be necessary for the consent of the Holders of Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 7.4 and 7.7 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding may waive any existing default or compliance in a particular instance by the Company with any provision of this Indenture or the Notes. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder);

            (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity date of any Note, alter any of the provisions with respect to the redemption of the Notes or alter the price at which the Company must offer to purchase the Notes pursuant to an Asset Sale Offer or any Change of Control Offer;

            (c) reduce the rate of or change the time for payment of interest on any Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity thereof and a waiver of the payment default that resulted from such acceleration), including any payment pursuant to an Asset Sale Offer or a Change of Control Offer;

            (e) make any Note payable in money other than that stated in the Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes.

            (g) waive a redemption or purchase payment with respect to any Note; or

            (h) make any change in the foregoing amendment and waiver provisions.

            The Holders of at least a majority in principal amount at maturity of the then outstanding Notes may release any portion of the Collateral constituting less than all or substantially all of the Collateral from the Liens granted under the Collateral Documents without compliance with the other requirements of this Indenture, unless this Indenture previously has been qualified under the TIA and the TIA prohibits such a release.

Section 10.3.     Compliance with Trust Indenture Act.

            From the date on which this Indenture is qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 10.4.     Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Company shall designate.

Section 10.5.     Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.6.     Trustee to Sign Amendments, etc.

            The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In signing or refusing to sign any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.1 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 11.4 hereof, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.1.     Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.2.     Notices.

            Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to the Company:

            Physicians Clinical Laboratory, Inc.
            3301 C Street, Suite 100E
            Sacramento, California  95816
            Attention:  J. Marvin Feigenbaum
            Facsimile No.:  (916) 498-6030

            If to the Trustee:

            First Trust National Association
            First Trust Center
            180 East 5th Street, Suite 200
            St. Paul, Minnesota 55101
            Attention:  Richard Prokosch
            Facsimile No.:  (612) 244-0711

            The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication to Holders is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3.     Communication by Holders of Notes with Other
                  Holders of Notes.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4.     Certificate and Opinion as to Conditions
                  Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.5.     Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.6.     Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.     No Personal Liability of Directors, Officers,
                  Employees and Stockholders.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, any guarantee thereof or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 11.8.     Governing Law.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.9.     No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.    Successors.

            All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.    Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.    Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.    Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.    Trustee To Include Paying Agent.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.


                         [Signatures on following page]

                                   SIGNATURES



                                      PHYSICIANS CLINICAL LABORATORY,
                                      INC.


                                      By:_______________________________
                                          J. Marvin Feigenbaum
                                          Chief Operating Officer


                                      FIRST TRUST NATIONAL ASSOCIATION



                                      By:_______________________________
                                      Name:
                                      Title:

                                    Exhibit A
                                 (Face of Note)


                          SENIOR SECURED NOTES DUE 2004

No.                                                               $

                      PHYSICIANS CLINICAL LABORATORY, INC.

promises to pay to

or registered assigns,

the principal sum of $

on September 30, 2004.

Interest Payment Dates:  March 1 and October 1.

Record Dates:  February 15 and September 15.


                                    Dated:  September 30, 1997



                                    PHYSICIANS CLINICAL LABORATORY,
                                    INC.


                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________


Trustee's Certificate of Authentication:

This is one of the Notes
referred to in the
within-mentioned Indenture:

FIRST TRUST NATIONAL ASSOCIATION,
as Trustee

By:_________________________________

                               (Back of Security)

                          SENIOR SECURED NOTES DUE 2004
                                       of
                      PHYSICIANS CLINICAL LABORATORY, INC.


            Capitalized terms used herein have the meanings assigned to them in the Indenture (referred to below) unless otherwise indicated.

            1. Interest. Physicians Clinical Laboratory, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of the Senior Secured Notes due 2004 (the "Notes") of which this Note is a part at the rate and in the manner specified below.

            During the period beginning on the date of issuance hereof and ending on September 30, 1999, the Company shall pay interest on the principal amount at maturity of this Note at a rate of 12% per annum by delivery of additional Notes (valued at 100% of the principal amount thereof, which shall be rounded upward to the nearest $1.00) in lieu of cash in satisfaction of the interest payment due at such time; provided that the Company may elect in its sole discretion to make any such interest payment in cash, and in such event, the applicable interest rate shall be 10% per annum, by so notifying the Trustee in writing sixty (60) days before the date on which such payment is due; provided, further, that the Company may not make any interest payment on the Notes by issuing additional Notes following the date on which it makes a cash interest payment on the Notes. Commencing October 1, 1999 and continuing through September 30, 2004, the Company shall pay interest on the principal amount at maturity of this Note at a rate of 11% per annum, which amount shall increase 1% on each October 1 thereafter and shall be paid by the Company in cash. The Company will pay interest, or issue additional Notes in lieu of cash interest payments as provided herein and in the Indenture, semi-annually in arrears on March 1 and October 1 of each year, commencing on March 1, 1998, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment

Date") to Holders of record on the immediately preceding February 15 and September 15.

            Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

            2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on February 15 and September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained in the City of New York; provided however, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

            4. Indenture. The Company issued the Notes under an Indenture dated as of September 30, 1997 (the "Indenture") between the Company and First Trust National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections

(77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are general Obligations of the Company secured by a Lien on the Collateral (as defined in the Indenture) and are limited to fifty-five million dollars ($55,000,000.00) in aggregate principal amount at maturity, plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Notes as set forth in Paragraph 1 hereof.

            5. Optional Redemption. The Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof at maturity plus accrued and unpaid interest thereon to the applicable redemption date; provided that the Notes shall be redeemed pursuant to this paragraph 5 only in integral multiples of $1,000,000, unless the Notes to be redeemed from any Holder pursuant to this paragraph 5 constitute all of the Notes held by such Holder, in which case amounts redeemed hereunder need not be in integral multiples of $1,000,000.

            6. Mandatory Redemption. Except as set forth under Section 3.9,
Section 4.10, Section 4.15 and Section 4.26 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            7. Repurchase at the Option of Holders. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

            (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase in accordance with the procedures set forth in Section 3.9 of the Indenture. If the aggregate principal amount at maturity of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for general corporate purposes.

            (c) Following the consummation by the Company of an underwritten public offering of the Company's Capital Stock registered under the Securities Act, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount at maturity of Notes that may be purchased out of Equity Net Proceeds at an offer price in cash equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount at maturity of Notes surrendered by Holders thereof exceeds the amount of Equity Net Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to the Public Equity Offer is less than Equity Net Proceeds, the Company may use such remaining Equity Net Proceeds for general corporate purposes.

            (d) Holders that are the subject of an offer to purchase will receive a Change of Control Offer, Asset Sale Offer or Public Equity Offer from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

            8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Except as provided in paragraph 5 hereof,

Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

            9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or purchase, except for the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased during the period between a record date and the corresponding interest payment date.

            10. Persons Deemed Owners. The registered holder of a Note shall be treated as its owner for all purposes.

            11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations under the Indenture to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

            Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal or change the fixed maturity date of any Note or alter the provisions with respect to the redemption of the Notes, or alter the price at which the Company must offer to purchase the Notes pursuant to an Asset Sale Offer or a Change of Control Offer, (iii) reduce the rate of or change the time for payment of interest, on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity thereof and a waiver of the payment default that resulted from such acceleration), including any payment pursuant to an Asset Sale Offer or a Change of Control Offer, (v) make any note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, premium, if any, or interest on the Notes, (vii) waive a redemption or purchase payment with respect to any Note or (viii) make any change in the foregoing amendment and waiver provisions. The Holders of at least a majority in principal amount at maturity of the then outstanding Notes may release any portion of the Collateral constituting less than all or substantially all of the Collateral from Liens granted under the Collateral Documents without compliance with the other requirements of the Indenture, unless the Indenture has previously been qualified under the TIA and the TIA prohibits such a release.

            12. Defaults and Remedies. Events of Default occur if: (a) the Company defaults in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of five (5) Business Days; (b) the Company defaults in the payment or deposit of Liquidated Damages when the same become due and payable (or are required to be deposited with the Trustee) in accordance with the provisions of Section 1 of the Registration Rights Agreement and such Default continues for a period of five (5) Business Days; (c) the Company defaults in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (d) the Company fails to comply with the provisions of Sections 4.7 (with respect to Restricted Payments other than as provided in clause (iii) of the definitions of Restricted Payments), 4.10, 4.12 (with respect to consensual Liens), 4.14 (with respect to the incurrence of any Indebtedness in an individual amount or in the aggregate in excess of $100,000), 4.15, 4.25, 4.26, 4.27 or 6.1 of the Indenture, which failure shall be an Event of Default without the notice or passage of time; (e) the Company fails to comply with any other agreement or covenant in, or provision of, the Notes, the Indenture or any other document for thirty (30) days after notice from the Trustee or Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes; provided that no notice shall be required to commence such thirty (30) day period in the case of Section 4.12 of the Indenture; (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay when due the final scheduled principal installment on the stated maturity thereof prior to the expiration of the grace period set forth in the documents governing such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (g) at any time after the execution and delivery thereof, (i) any Collateral Documents shall cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Indenture Obligations or any other termination of such Collateral Documents in accordance with the terms hereof or thereof) or shall be declared null and void, or the Trustee shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Trustee or any Holder to take any action within its control, or (iii) any of the Company or any of its Subsidiaries shall contest the validity or enforceability of any Document in writing or deny in writing that it has any further liability under any Collateral Documents to which it is a party; (h) the Company or any of its Subsidiaries fails to pay final judgments reasonably determined not to be covered by insurance maintained by or for the benefit of the Company or its Subsidiaries aggregating in excess of $5.0 million, if (A) any creditor has commenced an enforcement proceeding with respect to such final judgments or (B) such final judgments are not paid, discharged or stayed within 60 days of their entry; or (i) certain events of bankruptcy with respect to the Company or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries that, together, would constitute a Significant Subsidiary.

            If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) and (j) of Section 7.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Working Capital Facility (as defined in the Indenture), shall become due and payable upon the first to occur of an acceleration under the Working Capital Facility or five business days after receipt by the Company and the administrative agent under the Working Capital Facility of notice of such acceleration under the Indenture if such Event of Default is continuing at such time. If an Event of Default with respect to the Company specified in clause (i) or (j) of Section 7.1 of the Indenture occurs, all outstanding Notes shall become ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of a majority of principal amount at maturity of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

            13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

            14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes, any guarantee thereof or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

            15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

            Physicians Clinical Laboratory, Inc.
            3301 C Street, Suite 100E
            Sacramento, California  95816
            Attention:  Mr. J. Marvin Feigenbaum

                                 Assignment Form


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date:  _____________



Your Signature:___________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       Option of Holder to Elect Purchase

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.26 of this Indenture, check the box below:

      ___   Section 4.10      ___   Section 4.15      ___   Section 4.26

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15 or Section 4.26 of the Indenture, state the amount you elect to have purchased: $___________


Date:  ___________   Your Signature:  ___________________________

                  (Sign exactly as your name appears on the Note)

                  Tax Identification No.:  ______________________


Signature Guarantee.

                                   Schedule I

                                      LIENS

            Liens to be released upon Closing:

            1.    Los Angeles County

                  Judgment Lien - 8/22/96 - $1,063,643.38

                  Medical Group Pathology Laboratory, Inc.

            2.    Sacramento County

                  Judgment Lien - 8/22/96 - $1,063,643.38

                  Medical Group Pathology Laboratory, Inc.

            3.    Santa Barbara County

                  Judgment Lien - 8/21/96 - $1,063,643.38

                  Medical Group Pathology Laboratory, Inc.

            4.    Los Angeles County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            5.    Orange County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            6.    Riverside County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            7.    Sacramento County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            8.    San Bernardino County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            9.    Ventura County

                  Judgment Lien - 8/15/96 - $71,532.40

                  CB Commercial Real Estate Group

            10.   Merced County

                  Leasehold Deed of Trust - 4/1/94

                  Wells Fargo Bank

            11.   Los Angeles County

                  Leasehold Deed of Trust - 11/29/95

                  Wells Fargo Bank

                                   Schedule II

                                 INITIAL HOLDERS

Initial Holder:                                       Amount:
---------------                                       -------

Oaktree                                               $18,629,000.00
  (Cun & Co., as Nominee)

Galileo                                                 3,793,000.00
  (Goldman Sachs & Co., FFC The
  Galileo Fund, L.P., as Nominee)

Copernicus                                              3,793,000.00
  (Goldman Sachs & Co., FFC DDJ
  Copernicus Fund, L.P., as Nominee)

Belmont I                                              11,696,000.00
  (Goldman Sachs & Co., as Nominee)

Belmont II                                             12,328,000.00
  (Dol & Co., as Nominee)

Cerberus
  (Cerberus Partners, L.P.)                             4,761,000.00
                                                      --------------
                                    TOTAL:            $55,000,000.00
                                                      ==============